Exhibit 99.3

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(in thousands, except share and per share data)
	2013	2012	2013	2012

Revenue	$80,765	$87,497	$162,321	$177,165
Operating expenses:
Marketing	6,449	5,144	11,722	11,233
Commissions	20,037	22,880	40,195	47,396
Cost of revenue	27,197	26,266	54,327	52,351
General and administrative	20,276	19,082	41,204	37,995
Depreciation	2,227	2,452	4,286	4,942
Amortization	864	879	1,728	1,757
Total operating expenses	77,050	76,703	153,462	155,674

Income from operations	3,715	10,794	8,859	21,491
Interest expense	(88)	(119)	(164)	(257)
Other (expense) income, net	(418)	16	(690)	50
Income from continuing operations before income taxes	3,209	10,691	8,005	21,284
Income tax expense	(1,620)	(4,431)	(4,220)	(8,751)
Income from continuing operations	$1,589	$6,260	$3,785	$12,533
Loss from discontinued operations, net of tax	(18)	(58)	(9)	(105)
Net income attributable to Intersections, Inc.	$1,571	$6,202	$3,776	$12,428

Basic earnings (loss) per share:
Net income from continuing operations	$0.09	$0.35	$0.21	$0.71
Net income (loss) from discontinued operations	0.00	0.00	0.00	(0.01)
Basic earnings (loss) per share	$0.09	$0.35	$0.21	$0.70
Diluted earnings (loss) per share:
Net income from continuing operations	$0.08	$0.33	$0.20	$0.67
Net income (loss) from discontinued operations	0.00	0.00	0.00	(0.01)
Diluted earnings (loss) per share	$0.08	$0.33	$0.20	$0.66
Cash dividends paid per common share	$0.20	$0.20	$0.40	$0.40

Weighted average common shares outstanding – basic	18,046	17,784	18,042	17,639
Weighted average common shares outstanding – diluted	18,911	18,804	18,879	18,770

INTERSECTIONS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$20,617	$25,559
Accounts receivable, net	25,070	22,265
Prepaid expenses and other current assets	6,205	5,140
Income tax receivable	1,984	946
Deferred subscription solicitation costs	9,185	8,298
Total current assets	63,061	62,208
PROPERTY AND EQUIPMENT, net	14,985	17,316
DEFERRED TAX ASSET, net	634	3,014
LONG-TERM INVESTMENT	9,711	8,924
GOODWILL	43,235	43,235
INTANGIBLE ASSETS, net	5,748	7,527
OTHER ASSETS	3,372	4,129
TOTAL ASSETS	$140,746	$146,353

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,586	$3,889
Accrued expenses and other current liabilities	15,861	14,082
Accrued payroll and employee benefits	2,922	2,940
Capital leases, current portion	713	766
Commissions payable	525	665
Deferred revenue	5,340	6,025
Deferred tax liability, net, current portion	2,191	2,190
Total current liabilities	32,138	30,557
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	1,070	1,464
OTHER LONG-TERM LIABILITIES	4,341	4,947
TOTAL LIABILITIES	$37,549	$36,968

STOCKHOLDERS' EQUITY:
Common stock	213	209
Additional paid-in capital	119,089	119,443
Treasury stock	(32,696)	(30,295)
Retained earnings	16,591	20,028
TOTAL STOCKHOLDERS’ EQUITY	103,197	109,385
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$140,746	$146,353

INTERSECTIONS INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
	Six Months Ended
	June 30,
	2013	2012
Net income	$3,776	$12,428
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	4,288	4,950
Amortization	1,779	1,771
Amortization of debt issuance cost	37	30
Provision for doubtful accounts	(25)	0
Share based compensation	3,158	3,788
Excess tax benefit upon vesting of restricted stock units and stock option exercises	(774)	(1,523)
Accretion of interest on note receivable	(15)	(528)
Amortization of non-cash consideration exchanged for additional investment	(618)	0
Amortization of deferred subscription solicitation costs	9,665	13,960
Reduction to value of long-term investment	677	0
Foreign currency transaction gains, net	38	(41)
Changes in assets and liabilities:
Accounts receivable	(3,077)	732
Prepaid expenses and other current assets	(1,064)	(532)
Income tax, net	(1,037)	(4,843)
Deferred subscription solicitation costs	(10,354)	(8,723)
Other assets	794	472
Accounts payable	797	233
Accrued expenses and other current liabilities	1,810	1,012
Accrued payroll and employee benefits	(18)	(1,927)
Commissions payable	(140)	(34)
Deferred revenue	(684)	(418)
Deferred income tax, net	3,154	3,704
Other long-term liabilities	13	214
Cash flows provided by operating activities	12,180	24,725
CASH FLOWS USED IN INVESTING ACTIVITIES:
Exercise of warrants in long-term investment	(1,464)	0
Purchase of additional interest in long-term investment	0	(2,250)
Proceeds from reimbursements for property and equipment	0	157
Acquisition of property and equipment	(2,088)	(3,075)
Cash flows used in investing activities	(3,552)	(5,168)
CASH FLOWS USED IN FINANCING ACTIVITIES:
Cash distribution on vesting of restricted stock units	(1,849)	0
Purchase of treasury stock	(2,401)	(208)
Cash dividends paid on common shares	(7,213)	(7,088)
Repayment under Credit Agreement	0	(20,000)
Excess tax benefit upon vesting of restricted stock units and stock option exercises	774	1,523
Capital lease payments	(446)	(831)
Cash proceeds from stock option exercises	212	771
Withholding tax payment on vesting of restricted stock units and stock option exercises	(2,647)	(3,366)
Cash flows used in financing activities	(13,570)	(29,199)
DECREASE IN CASH AND CASH EQUIVALENTS	(4,942)	(9,642)
CASH AND CASH EQUIVALENTS—Beginning of period	25,559	30,834
CASH AND CASH EQUIVALENTS—End of period	$20,617	$21,192

INTERSECTIONS INC.
OTHER DATA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Subscribers at beginning of period	4,202	4,763	4,489	4,945
New subscribers – indirect	24	142	59	330
New subscribers – direct	114	114	243	239
Cancelled subscribers within first 90 days of subscription	(52)	(65)	(100)	(138)
Cancelled subscribers after first 90 days of subscription	(501)	(286)	(785)	(708)
Reclassed subscribers****	-	-	(119)	-
Subscribers at end of period	3,787	4,668	3,787	4,668
Non-Subscriber customers	3,434	4,195	3,434	4,195
Total customers at end of period	7,221	8,863	7,221	8,863

Indirect subscribers	46.2%	51.5%	46.2%	51.5%
Direct subscribers	53.8	48.5	53.8	48.5
	100.0%	100.0%	100.0%	100.0%

*Cancellations within first 90 days of subscription	37.7%	25.5%	33.0%	24.3%
**Cancellations after first 90 days of subscription	25.8%	24.2%	25.8%	24.2%

***Overall retention	69.3%	71.5%	69.3%	71.5%

Percentage of revenue from indirect marketing
arrangements to total customer revenue	19.1%	17.0%	19.3%	17.2%

Percentage of revenue from direct marketing
arrangements to total customer revenue	80.9	83.0	80.7	82.8

Total customer revenue	100.0%	100.0%	100.0%	100.0%

* Percentage of cancellation within the first 90 days to subscriber additions for the period.

** Percentage of cancellations greater than 90 days to the number of subscribers at the beginning of the period plus new subscribers during the period less cancellations within the first 90 days on a rolling 12 month basis.

*** On a rolling 12 month basis by taking subscribers at the end of the period divided by the sum of the subscribers at the beginning of the period plus additions for the period.

**** During the three months ended March 31, 2013, we refined the criteria we use to calculate and report the “Other Data” depicted in the table above, resulting in approximately 119 thousand customers being reclassified out of our Subscriber count and into our Non-Subscriber Customers.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands, except for per subscriber information)

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others.  Share related compensation includes non-cash share based compensation, as well as, dividend equivalent cash payments to restricted stock unit (“RSU”) holders and stock option holders.  An explanation regarding the company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies.  Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

(1) Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges represents consolidated income (loss) before income taxes plus share related compensation, non-cash goodwill, intangible and long-lived asset impairment charges, depreciation and amortization, interest income (expense) and other income (expense).  We believe that the consolidated adjusted EBITDA before share related compensation and non-cash impairment charges calculation provides useful information to investors because they are indicators of our operating performance.  Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry.  Our Board of Directors and management use consolidated adjusted EBITDA before share related compensation and non-cash impairment charges to evaluate the operating performance of the company and to make compensation and bonus determinations.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans.  Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants.  When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants.  For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP.  Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control.  Accordingly, we believe that the presentation of adjusted EBITDA before share related compensation when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA before share related compensation and non-cash impairment charges has limitations due to the fact it does not include all compensation related expenses.  For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher.  We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings.  We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles consolidated income (loss) before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges, as defined for the three and six months ended June 30, 2012 and 2013.  In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

INTERSECTIONS INC.
OTHER DATA, continued
(Unaudited)

	2012		2013
	For the Three Months Ended		For the Three Months Ended

	March 31	June 30	March 31	June 30
Reconciliation from consolidated income before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges

Consolidated income before income taxes	$10,593	$10,691	$4,796	$3,209

Non-cash share based compensation	1,841	1,947	1,519	1,639

Dividend equivalent payments to RSU holders and option holders	436	371	262	375

Goodwill, intangible and long-lived asset impairment charges	-	-	-	-

Depreciation	2,490	2,452	2,059	2,227

Amortization	878	879	864	864

Interest expense, net	138	119	76	88

Other (income) expense, net	(34)	(16)	272	418

Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges (1)	$16,342	$16,443	$9,848	$8,820

	For the Six Months Ended June 30,
	2012	2013
Reconciliation from consolidated income before income taxes to consolidated adjusted EBITDA before share related compensation and non-cash impairment charges
Consolidated income before income taxes	$21,284	$8,005
Non-cash share based compensation	3,788	3,158
Dividend equivalent payments to RSU holders and option holders	807	637
Depreciation	4,942	4,286
Amortization	1,757	1,728
Interest expense, net	257	164
Other (income) expense , net	(50)	690
Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges(1)	$32,785	$18,668

For the reconciliation of certain non-GAAP measures visit our website at www.intersections.com.
Contact:
Intersections Inc.
Eric Miller
(703) 488-6100
intxinvestorrelations@intersections.com